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                                                                    EXHIBIT 23.2



                 Consent of Casualty Actuarial Consultants, Inc.

         We hereby consent to the reference in the Annual Report on Form 10-K of Symbion, Inc. for the year ended December 31, 2003 to our firm and our actuarial report conducted during the third quarter of 2003. We further consent to the reference to our firm and to such actuarial report in any other filings by Symbion, Inc. with the Securities and Exchange Commission in which our firm and the actuarial report are referenced.


                                       Casualty Actuarial Consultants, Inc.



                                       By: /s/ J. Edward Costner
                                           --------------------------------
                                           J. Edward Costner, ACAS, MAAA
                                           President